SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

January 14, 2005

Date of Report (date of earliest event reported)

OCCAM NETWORKS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-30741	77-0442752
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

77 Robin Hill Road

Santa Barbara, California 93117

(Address of principal executive offices)

(805) 692-2900

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 – Securities and Trading Markets

Item 3.02 — Unregistered Sales of Equity Securities

On January 14, 2005, Occam sold 35,791 shares of Series A-2 preferred stock for an aggregate purchase price of $357,910 in an unregistered issuance of equity securities. Occam relied on Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended, for an exemption from the registration requirements of the Securities Act. All of the purchasers of Series A-2 preferred stock were “accredited investors” as defined in Rule 501 of Regulation D promulgated under the Securities Act, and no form of general solicitation or general advertising was used in connection with the sale of the Series A-2 preferred stock. As previously reported in its Current Report on Form 8-K filed on January 13, 2005, Occam sold 527,500 shares of Series A-2 preferred stock on January 7, 2005, and has outstanding commitments to issue up to an additional 292,500 shares of Series A-2 preferred stock to existing investors in subsequent closings of the private placement transactions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCCAM NETWORKS, INC.

By:	/s/ HOWARD BAILEY
Howard Bailey
Chief Financial Officer

Date: January 19, 2005